Exhibit 32.02
Certification by the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report of the Federal Home Loan Bank of New York (the “Company”) on Form 10-Q for the period ended September 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), I, Brinda Bhattacharjee, Senior Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2)    the information contained in the Report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Date: November 5, 2026

/s/ Brinda Bhattacharjee
Brinda Bhattacharjee
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)